UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2018

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, Washington		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Overview

On November 15, 2018, Omeros Corporation (the “Company”) issued $210.0 million aggregate principal amount of its 6.25% Convertible Senior Notes due 2023 (the “Notes”). Subject to the satisfaction of certain conditions discussed below, the Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, as the Company elects in its sole discretion, at a conversion rate equivalent to an initial conversion price of approximately $19.22 per share of common stock. The Company also entered into the capped call transaction described below (the “Capped Call Transaction”), which means that the Company will only be required to issue shares of common stock or make cash payments to settle conversions to the extent the market price of the Company’s common stock is greater than $28.8360. The Company used a majority of the net proceeds from the offering to repay its Term Loan Agreement with CRG Servicing LLC (the “CRG Loan Agreement”).

The Capped Call Transaction was entered into with Royal Bank of Canada (the “Option Counterparty”) on November 8, 2018, which was the date of pricing the Notes. If the conditions for conversion are satisfied and a noteholder elects to convert its Notes when the Company’s common stock is trading between the initial conversion price of approximately $19.22 and the $28.8360 cap price (each such price is subject to corresponding adjustment in certain circumstances), the Option Counterparty would be required to deliver to the Company cash, shares of the Company’s common stock or a combination thereof, as the Company elects in its sole discretion, which would effectively offset the Company’s corresponding obligation to the converting noteholder. However, if the market price of the Company’s common stock exceeds the $28.8360 cap price, then conversion of the Notes would have a dilutive impact and/or require a cash expenditure by the Company to the extent the market price exceeds the cap price.

The Company believes the issuance of the Notes affords it with multiple advantages over the CRG Loan Agreement, including by extending the maturity schedule of its indebtedness to 2023 and by providing increased financial flexibility given the Notes are an unsecured security with no financial covenants. Additionally, the Notes have a substantially lower interest expense than the indebtedness under the CRG Loan Agreement. The Notes provide further flexibility for the Company by allowing it to elect to settle conversions in cash, shares of common stock, or a combination of cash and shares of common stock, and by including a provision that allows the Company to call the Notes for redemption after they have been outstanding for one year.

The Indenture, Notes and Purchase Agreement

The Notes were issued pursuant to an indenture, dated as of November 15, 2018 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, in an offering conducted in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company, were approximately $203.2 million. The Company used approximately $146.0 million of the net proceeds from the offering to repay in full amounts outstanding under the CRG Loan Agreement and approximately $33.2 million of the net proceeds from the offering to enter into the Capped Call Transaction. The remainder of the net proceeds will be used for general corporate purposes.

The Company will pay interest on the Notes at an annual rate of 6.25% semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2019. The Notes will mature on November 15, 2023, unless earlier converted, or repurchased or redeemed by the Company. The Notes will be the Company’s senior, unsecured obligations and will be equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, as the Company elects at its sole discretion, based on an initial conversion rate of 52.0183 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $19.22 per share of common stock and subject to adjustment), only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2019, if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on the Company’s common stock, as described in the Indenture; (4) if the Company calls the Notes for redemption; or (5) at any time from, and including, May 15, 2023 until the close of business on the second scheduled trading day immediately before the maturity date.

The Company may redeem the Notes, in whole and not in part, at its option at any time on or after November 15, 2019. The cash redemption price would be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. The Notes only are subject to redemption if certain requirements are satisfied, including that the last reported sale price per share of the Company’s common stock exceeds 150% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice and (ii) the trading day immediately before the date the Company sends such notice.

The Indenture provides for customary events of default. If an event of default occurs and is continuing the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of each Note, and all accrued and unpaid interest thereon, to be due and payable immediately. In addition, in certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.

The Notes were sold pursuant to a Purchase Agreement, dated November 8, 2018, among the Company and Cantor Fitzgerald & Co. and UBS Securities LLC, as initial purchasers (the “Purchase Agreement”). Under the Purchase Agreement, the Company also granted the initial purchasers of the Notes a 30-day option to purchase from the Company up to an additional $40 million aggregate principal amount of Notes at the offering price less the initial purchasers’ discounts and commissions. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the parties. The representations, warranties and covenants in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The Purchase Agreement is not intended to provide any other factual information about the Company.

In the ordinary course of business, the initial purchasers, Option Counterparty and trustee, and their respective affiliates, have from time to time performed and may in the future perform various financial advisory, commercial banking, and investment banking services for the Company, for which they received, or will continue to receive, customary fees or compensation.

The foregoing descriptions of the Indenture, the Notes and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Capped Call Transaction

In connection with the offering of the Notes, the Company entered into the Capped Call Transaction with the Option Counterparty. The Capped Call Transaction will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock underlying the Notes when the Company’s common stock is trading between the initial conversion price of approximately $19.22 and the $28.8360 cap price.

The Capped Call Transaction is intended to minimize the potential dilution of the Company’s common stock and/or offset potential cash payments in excess of the principal amount of the converted Notes upon conversion of the Notes, as the

Company elects in its sole discretion, in the event that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transaction, is greater than the strike price of the Capped Call Transaction, which initially corresponds to the conversion price of the Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Notes. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transaction, exceeds the cap price of the Capped Call Transaction, there would nevertheless, upon conversion, be dilution or a cash expenditure, as the Company elects in its sole discretion, to the extent that such market price exceeds the cap price of the Capped Call Transaction. The cap price under the Capped Call Transaction will initially be $28.8360 per share, which represents a premium of 80% over the last reported sale price of the Company’s common stock on November 8, 2018, and is subject to adjustment under the terms of the Capped Call Transaction.

The Company will not be required to make any cash payments to the Option Counterparty upon the exercise of the options that are a part of the Capped Call Transaction. The Company, however, will be entitled to receive from the Option Counterparty an aggregate amount of cash and/or number of shares of the Company’s common stock, based on the Company’s settlement method election for such Notes. The value of the aggregate amount of cash and/or number of shares received by the Company will be equal to the amount by which the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transaction, is greater than the strike price of the Capped Call Transaction during the relevant valuation period under the Capped Call Transaction. The number of shares of the Company’s common stock and/or amount of cash that the Company will receive, however, is subject to a cap.

The Capped Call Transaction is a separate transaction, entered into between the Company and the Option Counterparty and is not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transaction. The Company may enter into one or more additional capped call transactions if the initial purchasers exercise their option to purchase up to an additional $40 million aggregate principal amount of the Notes.

The foregoing description of the Capped Call Transaction does not purport to be complete and is qualified in its entirety by reference to the form of capped call transaction confirmation relating to the Capped Call Transaction, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the issuance of the Notes, on November 15, 2018, the Company terminated the CRG Loan Agreement. In connection with the termination, the Company used approximately $146.0 million of the net proceeds from the offering to repay in full all amounts outstanding under the CRG Loan Agreement, which included payment of facility and prepayment fees and accrued and unpaid interest. The maturity date of the CRG Loan Agreement was September 30, 2022.

As security for the Company’s obligations under the CRG Loan Agreement, the Company had pledged substantially all of its assets, including intellectual property, as collateral. The CRG Loan Agreement also restricted the Company’s ability to, among other things, incur indebtedness, grant liens, dispose of assets, make investments, make acquisitions, enter into certain transactions with affiliates, pay cash dividends or make distributions, repurchase stock, license certain of its intellectual property on an exclusive basis and engage in significant business transactions such as a change of control. The CRG Loan Agreement also required the Company to maintain cash and cash equivalents of $5.0 million during the term of the agreement. In connection with the termination and repayment of the CRG Loan Agreement, the pledged collateral was released and the CRG Loan Agreement’s restrictions on the Company’s operations and maintenance of $5.0 million of restricted cash and cash equivalents were eliminated.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Securities.

As described in Item 1.01 of this Current Report on Form 8-K, on November 15, 2018, the Company issued $210.0 million aggregate principal amount of Notes to the initial purchasers in an offering conducted in accordance with Rule 144A under the Securities Act. The Notes were sold pursuant to a Purchase Agreement, dated November 8, 2018, among the Company and Cantor Fitzgerald & Co. and UBS Securities LLC, as initial purchasers.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The initial purchasers then resold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and the underlying common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional information pertaining to the Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of November 15, 2018, between Omeros Corporation and Wells Fargo Bank, National Association, as trustee (including the form of 6.25% Convertible Senior Notes due 2023).

4.2	Form of Note (included in Exhibit 4.1).

10.1	Purchase Agreement, dated November 8, 2018, among Omeros Corporation and Cantor Fitzgerald & Co. and UBS Securities LLC as the initial purchasers, relating to the Company’s 6.25% Convertible Senior Notes due 2023.

10.2	Form of capped call transaction confirmation, dated as of November 8, 2018, by and between Royal Bank of Canada and Omeros Corporation, in reference to the 6.25% Convertible Senior Notes due 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: November 15, 2018	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors